WATERFORD CENTRE

6205 BLUE LAGOON DRIVE
MIAMI, FLORIDA

OFFICE LEASE

Tenant: **Interlink Global, Corp.**

Suite: **110**

Net Rentable Area **2,399**

Lease Commencement Date: **June 1, 2005**

Lease Expiration Date: **May 31, 2008**

EXHIBITS

this Lease is **6205 BLUE LAGOON DRIVE, SUITE 110, MIAMI, FLORIDA 33126** and thereafter shall be as specified in Article 55 of this Lease.

WITNESSETH

1. PREMISES.

(a) Subject to and upon the terms, provisions, covenants, and conditions hereinafter set forth, and each in consideration of the duties, covenants, and obligations of the other hereunder, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("Premises") in the building known as the WATERFORD CENTRE ("Building," which definition includes the Uncovered Parking Area and the Covered Parking Area as defined in Article 14 ("Parking Area")) located at 6205 BLUE LAGOON DRIVE, MIAMI, FLORIDA, such Premises being more particularly described as follows:

> **2,399** square feet of Net Rentable Area (as defined in Paragraph 1(b)) located on the **1st** floor of the Building as reflected on the floor plan attached hereto as Exhibit "C" and incorporated herein by reference, identified by the signature or initials of Landlord and Tenant. Also known as Suite (s): **110**.

(b) The term "Net Rentable Area", as used herein, shall refer to (i) in the case of a single-tenancy floor, all area measured from the inside surface of the outer glass or finished walls of the Building to the inside surface of the opposite outer glass or finished walls, and including a proportionate part of the Common Areas (as defined below) allocated for such floor, excluding only the areas ("Service Areas") within the outside glass or finished walls used for Building stairs, fire towers, elevator shafts, elevator mechanical rooms, flues, vents, stacks, pipe shafts, and vertical ducts, but including any such areas which are for the specific use of the particular tenant, such as mechanical or electrical rooms, special stairs or elevators, and (ii) in the case of a multi-tenancy floor, all areas within the inside surface of the outer glass or finished walls enclosing the Premises and measured to the midpoint of the walls separating areas leased by or held for lease to other tenants or to outside of walls separating the Premises from areas ("Common Areas") devoted to lobbies, corridors, elevator foyers, rest rooms, janitorial closets, electrical rooms, telephone rooms, mail room, and other similar facilities for the use or benefit of tenants in the Building, but including a proportionate part of the Common Areas allocated for such floor. The Parking Area, though part of the Building is not part of the Net Rentable Area. No deductions from Net Rentable Area are made for columns or projections necessary to the Building. Landlord and Tenant hereby stipulate and agree that the usable square footage of the Premises shall be deemed to consist of **2,399** square feet, and the common area factor by which the usable area of the Premises is to be multiplied by to determine the Net Rentable Area of the Premises is **18%**. Accordingly, the Net Rentable Area of the Premises, as shown in Exhibit "C", is hereby stipulated to be **2,399** square feet (which is the usable area of **2,033** plus **18%** multiplied by such usable area). Landlord and Tenant agree that the usable area and Net Rentable Area of the Premises shall be conclusively defined to be the amounts set forth in this paragraph for all purposes of this Lease, notwithstanding the method of computation of such area and irrespective of whether the area should be more or less based on actual measurements or any variations resulting from the construction and completion of the Premises for occupancy.

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This Lease shall be for a term of 36 months, commencing on the [illegible] day of [illegible] 2005 ("Lease Commencement Date") and ending on the 31st day of May, 2008 ("Lease Expiration Date"), said period referred to as the "Term"), unless sooner terminated or extended as provided herein.

3. **RENT.**

(a) Tenant agrees to pay to Landlord the total "Base Rent" for the Term of this Lease of: **One Hundred Ninety Thousand Seven Hundred Twenty and 56/100** Dollars (**$190,720.56**), plus all applicable taxes thereon, payable in advance in initial monthly installments of: **Five Thousand Ninety Seven and 88/100** Dollars (**$5,097.88**), plus all applicable taxes, for each and every calendar month of the Term of this Lease, at the **Waterford Centre Management Office 2600 DOUGLAS ROAD SUITE 204, CORAL GABLES, FLORIDA 33134**, or elsewhere as designated from time to time by Landlord's written notice to Tenant. Landlord, upon execution of this Lease, acknowledges payment (subject to collection of any check) to Landlord of the sum of: **Five Thousand Four Hundred Fifty Four and 73/100** Dollars (**$5,454.73**), made payable to Waterford Centre, Ltd., which includes any applicable taxes, representing payment of Base Rent for the first full calendar month of this Lease. The balance of the total Base Rent is payable in equal monthly installments, payable without demand, plus all applicable taxes, as specified above on the first day of each and every calendar month hereafter ensuing, the first of which shall be due and payable on the first day of **July, 2005**. If Tenant's occupancy of the Premises commences on any day prior to the Lease Commencement Date, Tenant shall pay Landlord rent as provided for herein for such early occupancy on a pro-rata basis (such proration to be based on the actual number of days in the early occupancy month), and the first month's Base Rent paid by Tenant, if any, upon execution of this Lease shall apply and be credited to the rent due for the first month of the Term. Rent for any partial month of occupancy at the end of the Term of this Lease will be pro-rated, such pro-ration to be based on the actual number of days in the partial month.

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Total Base Rent	**$ 190,720.56**

(c) In addition to Base Rent and any Additional Rent (as defined in Paragraph 3 (d)) that may be due by reason of other articles in this Lease, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rent, and any other charges, taxes and/or impositions, now in existence or hereafter imposed, based upon the privilege of renting the Premises hereunder or upon the amount of rent collected therefor. Nothing herein shall require Tenant to pay any part of any federal and/or state taxes on income imposed upon Landlord.

(d) Except for the sum or sums to be paid by Tenant to Landlord under Articles or Paragraphs 7, 10(b), 18, and 29(g), any and all sums other than Base Rent that may become due by Tenant to Landlord under this Lease, plus all applicable taxes thereon, shall be deemed "Additional Rent" under the provisions of this Lease and all remedies provided in this Lease and by law for non-payment of rent shall apply to non-payment of Additional Rent, including but not limited to Landlord's lien for rent. Unless otherwise provided in this Lease, all Additional Rent or other sums becoming due to Landlord shall be due and payable on the first day of the calendar month next following the incurring of same. As used in this Lease, the terms "rent" and "rents" shall include Base Rent and Additional Rent and other sums.

4. **SECURITY DEPOSIT.**

Landlord, upon execution of this Lease, acknowledges payment (subject to collection of any checks) to Landlord of the sum of: **Eleven Thousand Three Hundred Thirty Seven and 28/100** Dollars (**$11,337.28**), ("Security Deposit") made payable to Waterford Centre, Ltd., which sum shall be retained by Landlord as security for the payment by Tenant of the Base Rent and Additional Rent herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms, provisions, covenants, and conditions of this Lease. It is agreed that Landlord, at Landlord's option, may, at the time of any default by Tenant under any of the terms, provisions, covenants, or conditions of this Lease, and without waiving any such default unless and until the Security Deposit is timely restored as provided herein, apply the Security Deposit or any part thereof towards the payment of the Base Rent and Additional Rent payable by Tenant under this Lease, and towards the performance of each and every one of Tenant's covenants under this Lease (in such event, Tenant will deposit with Landlord cash sufficient to restore the Security Deposit to its original amount within ten (10) days after notice), but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that the Security Deposit shall be insufficient to pay; that Landlord may exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit, but nothing contained herein shall require or be deemed to require Landlord to do so; that, in the event this Security Deposit shall not be utilized for any such purposes, then the Security Deposit shall be returned by Landlord to Tenant within forty-five (45) days after the expiration or sooner termination of this Lease or the determination and payment of any amount due under Article 5 of this Lease, whichever occurs later. Landlord shall have the right, if permitted by law, to co-mingle the funds representing the Security Deposit with other funds belonging to Landlord and shall not be required to pay Tenant

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(a) In the event that the cost to the Landlord for the Operating Expenses (as defined in Paragraph 5(b)) of the Building, during any calendar year of the Term subsequent to the "Base Year" (which the parties hereto agree shall be calendar year **2005**) shall exceed the cost to the Landlord for the Operating Expenses of the Building during the Base Year, then Tenant shall pay to Landlord Tenant's proportionate share of the increase in such costs, if any, for each calendar year, prorated on a monthly basis for any partial calendar year of the Term. The percentage of the increase in Operating Expenses to be paid by the Tenant shall be the percentage which the Net Rentable Area of the Premises (stipulated in Paragraph 1(b) to be **2,399** square feet) bears to the total Net Rentable Area contained in the Building, which is hereby stipulated to be 86,000 net rentable square feet. Based on the above, the Premises is **2.790** % of the total Net Rentable Area, and this percentage multiplied by the increase in Operating Expenses will determine the proportionate share of the increase in Operating Expenses to be paid by the Tenant ("Operating Expense Adjustment"). There will be no reduction in Base Rent or any negative Operating Expense Adjustment if the Operating Expenses for the Base Year are higher than the Operating Expenses for a subsequent year.

(b) The term "Operating Expenses" as used herein shall include all expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and/or operation of the Building, computed on the accrual basis, provided that, except as provided in Paragraph 5(b)(viii), Operating Expenses shall not include the replacement of capital investment items and new capital improvements. By way of explanation and clarification, but not by way of limitation, these Operating Expenses will include the following:

(i) Wages and salaries of all employees engaged in operation and maintenance of the Building regardless of such employees' employer, employer's social security taxes, unemployment taxes, or insurance, and any other taxes which may be levied on such wages and salaries; the cost of disability and hospitalization insurance, pension or retirement benefits, and any other fringe benefits for such employees.

(ii) All supplies, materials, and uniforms used in operation and maintenance of the Building.

(iii) Cost of utilities including electricity, fuel oil, gas, sewer and water, waste recycling, and solid waste collection service used by the Building and not charged directly to another tenant.

(iv) Cost of customary Building management, including management fees, the costs of operation of the management office, fair market rent of the Building management office whether or not it is located in the Building, and legal, consulting, engineering and other professional fees; cleaning services; trash and garbage removal, servicing, maintenance and repairs of all structures, systems and equipment, including, but not limited to, elevators, plumbing, heating, air-conditioning, ventilating, lighting, electrical, security, fire alarms, fire pumps, fire extinguishers, fire sprinklers, hose cabinets, mail chute, and lawn sprinklers; guard service; painting; caulking; keys and locks; pressure or steam cleaning of Building exterior; roof repairs; window cleaning; extermination, operation, maintenance, and repair of the Parking Area, and landscaping and gardening.

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(vii) All charges assessed against the Building or against the underlying land by any property owners association common to the area or subdivision.

(viii) Expenditures for capital improvements which, under generally accepted accounting principles, are regarded as deferred expenses, and for capital expenditures required by law or any governmental authority, in any of which cases the cost thereof shall be included in Operating Expenses for the calendar year in which the costs are incurred and subsequent years, appropriately allocated to such years on a straight-line basis to the extent that such items are amortized over a useful life or over an appropriate period, but in no event more than ten (10) years, with the addition of a reasonable interest factor to compensate Landlord for having initially incurred said expenditure.

(ix) Accounting, auditors' and tax return preparation fees for public accounting incident to the operation, maintenance and management of the Building, plus the central office accounting costs of the managing agent of the Building and/or the Landlord allocable to the Building.

(c) A statement of the Operating Expenses for the Base Year will be rendered to the Tenant within ninety (90) days after the close of the Base Year. Landlord agrees to maintain accounting books and records reflecting Operating Expenses of the Building in accordance with the tax basis method of accounting and Tenant shall have the right to inspect Landlord's books and records showing the Operating Expenses for the Base Year. The statement of the Operating Expenses for the Base Year shall be deemed approved unless protested in writing within fifteen (15) days after receipt by Tenant.

(d) In the event the Operating Expenses in any year after the Base Year are reduced, because of a capital improvement or by the use of automation and/or new technology, then the Operating Expenses for the Base Year shall be reduced for the purpose of determining the Operating Expense Adjustment as though such improvement, automation, or new technology was in effect during the Base Year.

(e) The intent of this article is to compensate the Landlord for increases in Operating Expenses, excluding increases in Operating Expenses caused by an increase in occupancy. Therefore, in the event the Building is less than 90% occupied during any month of the Base Year or any subsequent calendar year, the Operating Expenses shall be adjusted so as to reflect the Operating Expenses of the Building as though 90% occupied during such month and the computation of increase shall be based upon such adjusted costs.

(f) Landlord shall, within ninety (90) days after the close of any calendar year for which the Operating Expense Adjustment is due under the provisions of this Article 5, give a written statement to Tenant showing computations for the Operating Expense Adjustment due, except that Landlord may, at Landlord's option, give Tenant a written statement showing the computation of any Operating Expense Adjustment due by reason of an increase in the Operating Expenses referred to in this Article 5, within thirty (30) days after receipt by Landlord of tax or assessment statements enabling Landlord to determine the amount of the Operating Expense Adjustment attributable to or resulting therefrom. Tenant, at Tenant's expense, within ninety (90) days of protest, shall have the right no more frequently than once in each calendar year, upon

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said calendar year that this Lease was actually in effect ("Final Year Operating Expense Adjustment"). Landlord will make this calculation within thirty (30) days after the termination date of this Lease based on year to date Operating Expenses, and any Operating Expense Adjustment due to Landlord as a result of such calculation shall be paid by Tenant within ten (10) days of receiving an invoice. Notwithstanding the previous sentence, in the event that the actual Operating Expense Adjustment calculated in Paragraph 5(f) pro-rated according to that portion of said calendar year that this Lease was actually in effect is 10% more than the Final Year Operating Expense Adjustment, then Landlord shall have the right to adjust the Final Year Operating Expense Adjustment, which such calculation shall be made within ninety (90) days after the close of the calendar year following the expiration or sooner termination of this lease and such adjustment shall be due within ten (10) days of receiving an invoice. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the Security Deposit specified in Article 4, if any, in full or partial satisfaction of any Operating Expense Adjustment due for the final months of this Lease by reason of the provisions of this Article 5. If the Security Deposit is greater than the amount of the Operating Expense Adjustment and there are no other sums owed Landlord by Tenant, by reason of any other terms, provisions, covenants, or conditions of this Lease, then Landlord shall refund the balance of the Security Deposit to Tenant as provided in Article 4. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved of the liability for, or the obligation to pay, any Operating Expense Adjustment due for the final months of this Lease by reason of the provisions of this Article 5 if the Security Deposit is less than the Operating Expense Adjustment, nor shall Landlord be required to first apply the Security Deposit to the Operating Expense Adjustment if there are any other sums owed Landlord by Tenant by reason of any other terms, provisions, covenants, or conditions of this Lease.

(h) Independent of the Operating Expense Adjustment regarding increased Operating Expenses in the prior year, Tenant shall pay to Landlord, the greater of: (i) the amount of the Operating Expense Adjustment for the prior year as determined above or (ii) Tenant's proportionate share as provided in Paragraph 5(a) of any projected increase in the Operating Expenses over the Base Year as shown in a budget of Operating Expenses for the current year which may be provided in Landlord's sole discretion, but based on a good faith estimate of anticipated Operating Expenses for the current year, and the amount of such increase shall be divided into equal monthly installments provided over the remainder of the calendar year and paid concurrently with the regular monthly installments of Base Rent and Additional Rent due following the receipt of a statement setting forth the amount determined by (i) or (ii) of this Paragraph 5(h)("Current Year's Adjustment").

(i) If following any year, it is determined that the Current Year's Adjustment paid by the Tenant for the preceding year exceeds the Operating Expense Adjustment actually determined for the year as to which the Current Year's Adjustment was paid, then such overpayment made by the Tenant shall be credited toward the next monthly installment(s) of the Current Year's Adjustment due. Solely as an example, if the Current Year's Adjustment paid by Tenant for the calendar year 20X1 was $1,400, and the Operating Expense Adjustment for the calendar year 20X1 was determined during the calendar year 20X2 to be $1,200, the resulting overpayment of $200 respecting Operating Expenses for the calendar year 20X1 would be credited towards the next monthly installment(s) of the Current Year's Adjustment due for the calendar year 20X2 after Landlord gives Tenant the statement setting forth the amounts of the Operating Expense Adjustment for 20X1 and the Current Year's Adjustment to be paid during 20X2.

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thereof, if any, computed pursuant to this Lease.

(b) Tenant will also pay to Landlord, on demand, interest at the highest rate permitted by applicable law, on all monthly installments of Base Rent and Additional Rent more than thirty (30) days delinquent, in each case from the date due until paid in full. The provisions herein for a Late Charge and interest shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such Late Charge and interest pursuant to this Article 6, Tenant shall be in default under this Lease if any and all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for nor collection by Landlord of such Late Charge and/or interest shall be construed as a cure for such default on the part of Tenant.

(c) If any check delivered by Tenant is dishonored by Tenant's bank, the amount due shall be automatically deemed a late payment and treated accordingly as set forth herein. In addition thereto, for each dishonored check Tenant shall pay to Landlord a service charge covering administrative expenses as provided in section 68.065(5), Florida Statutes, as same may be amended from time to time. If during the Term of this Lease more than two (2) of Tenant's checks are dishonored, then Landlord, in Landlord's sole discretion, may require all future Base Rent and Additional Rent of Tenant to be paid by cashier's check or money order only. Tenant shall also pay to Landlord any applicable sales or use tax on the charges levied under this Article 6. No right contained in this Paragraph 6(c) shall be construed as a waiver of Landlord's rights in the event of default as otherwise provided in this Lease.

7. IMPROVEMENTS BY LANDLORD.

(a) Tenant acknowledges that the Premises have been previously built out. However, Landlord will make the Premises ready for Tenant's occupancy by performing certain work and/or constructing certain improvements to the Premises substantially in accordance with the description thereof contained on Exhibit "**D**" attached to this Lease ("Landlord's Work").

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[ ] The Landlord will provide an allowance of $_____ for Landlord's Work at the Premises. In the event the cost of Landlord's Work at the Premises exceeds or will exceed Landlord's allowance for same, the cost in excess of said allowance will be paid by Tenant within ten (10) days of receiving an invoice (which may include advance payment). In the event Tenant requests subsequent to the execution of this Lease, additional improvements to the Premises (which are approved by Landlord), not contained in Exhibit "**D**", the cost in excess of said allowance will be paid by Tenant within ten (10) days of receiving an invoice (which may include advance payment). OR

[X] The Landlord will perform the Landlord's Work contained in Exhibit "**D**" at Landlord's sole expense. In the event Tenant requests

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(c) Landlord will use reasonable diligence to complete Landlord's Work on or before **July 1, 2005**, provided Tenant has duly executed and delivered this Lease to Landlord prior to **June 1, 2005**.

(d) There shall be no delay in the commencement of the Term or payment of rent where (i) Tenant fails to occupy the Premises when same are ready for occupancy, or (ii) where Tenant causes a delay in preparing the Premises for occupancy by failing to timely approve the plans and specifications or fails to make other decisions necessary for preparation of the Premises for occupancy. Tenant shall timely approve or make other decisions within three (3) business days of Landlord's request or such approval shall be deemed approved. For purposes of this Article 7 the Premises shall be deemed completed and ready for occupancy by Tenant when a temporary or permanent certificate of occupancy or the equivalent is issued respecting the Premises, if one is required by the nature of Landlord's Work, or if a certificate of occupancy or the equivalent is not required, when Landlord notifies Tenant that Landlord's Work has been substantially completed so as to permit Tenant to occupy the Premises for the purpose provided in this Lease.

8. DELAY OF POSSESSION.

(a) In the event the Premises should not be ready for occupancy by the Lease Commencement Date, for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, and the Term shall commence at the time that the Premises are ready for occupancy by Tenant, as agreed upon by Landlord and Tenant or as certified by Landlord's Architect in the absence of such agreement. Should the Term commence on a date other than that specified in Article 3 for any reason, Landlord and Tenant will, at the written request of either, execute an addendum specifying the beginning date of the Term (i.e., the revised Lease Commencement Date. In such event, rent under this Lease shall not commence until said revised Lease Commencement Date, and the stated Term in this Lease shall thereupon commence and the Lease Expiration Date shall be extended so as to give effect to the full stated Term. No other term, provision, covenant or condition of this Lease shall be modified.

(b) If the Landlord is unable to give possession of the Premises on the Lease Commencement Date by reason of the holding over of any prior tenant or tenants or for any other reason, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances, and the agreed Lease Expiration Date shall be extended to give effect to the full stated Term, and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. If Landlord is unable to give possession of the Premises to Tenant within ninety (90) days after the Lease Commencement Date, for any reason other than fault on the part of Tenant or Tenant's agents, then Tenant shall have the right to cancel this Lease by giving written notice, of its intention to cancel this Lease, to Landlord within ten (10) days after the lapse of said ninety (90) day period, and, upon such cancellation, Landlord and Tenant shall each be released and discharged from all liability under this Lease. Tenant shall receive a refund of any prepaid rent and Security Deposit within thirty (30) days of cancellation of this Lease by Tenant.

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accepted the Premises as being in good, sanitary order, condition, and repair. Tenant shall at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair, and replace any and all broken glass or other damaged personal property caused by Tenant, its officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, or customers, in and about the Building, damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. Tenant shall, upon the expiration or sooner termination of this Lease, surrender the Premises to the Landlord in good condition, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted. Except as specifically provided in another article or addendum to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises, the Building, or any part of either, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth. Tenant is responsible for the maintenance and repair of any and all toilets, urinals, sinks, water fountains, window coverings, and other apparatus within the Premises, and the expense of any breakage, stoppage, or damage from same shall be paid by Tenant within ten (10) days of receiving an invoice.

(b) Notwithstanding the above provisions, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, or customers, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs within ten (10) days of receiving an invoice. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of or failure to make any repairs, alterations, or improvements in or to any portion of the Building, or the Premises, or in or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

11. ALTERATIONS AND ADDITIONS.

(a) Tenant shall not make or suffer to be made any alterations, additions, or improvements to or of the Premises or any part thereof without the prior written consent of Landlord. In the event Landlord consents to the making of any alterations, additions, or improvements to or of the Premises or any part thereof by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, and any contractor or person selected by Tenant to make the same must first be approved of in writing by the Landlord.

(b) Any alterations, additions, or improvements that Tenant shall make to or of the Premises or any part thereof with the consent of Landlord shall: (i) be performed in conformity with all applicable building codes; (ii) be performed with permits from the applicable building official where applicable; (iii) be performed in a workmanlike manner with only new materials of first-rate quality; (iv) use only Underwriters Laboratories listed and properly fire rated wiring and cabling; (v) involve no drilling into concrete slabs, columns, or beams; (vi) only be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld); (vii) be

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(c) Prior to commencement of any work authorized by this Article 11, Tenant or Tenant's contractor(s) and subcontractor(s) shall provide to Landlord certificates of paid-up insurance satisfactory to Landlord as provided in Paragraph 23(a). Tenant will also maintain or cause Tenant's contractor(s) and subcontractor(s) to maintain during all construction, workers compensation insurance with not less than the minimum statutory limits of coverage.

(d) Any alterations, additions, or improvements that Tenant shall make to or of the Premises, including, but not limited to, carpeting, wall covering, paneling, built in cabinet work, lighting, electrical work, any wiring or cabling (whether it be for telephone, computer, CATV, or other purposes), plumbing, and built-in furniture, but excepting movable furniture, movable equipment, and movable trade fixtures, shall on the expiration or sooner termination of this Lease become a part of the realty and belong to the Landlord without compensation, allowance, or credit to Tenant, and shall be surrendered with the Premises. Upon the expiration or sooner termination of this Lease, Tenant shall, upon written demand by Landlord, given thirty (30) days within the end of the Term, at Tenant's sole cost and expense, forthwith and with all due diligence remove any alterations, additions, or improvements made by Tenant, designated by Landlord to be removed, and Tenant shall forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises caused by such removal.

(e) It is further agreed that this Lease is made by the Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Building of which the Premises are a part, and make such alterations, improvements, and repairs to the Building as it may deem wise and advisable without any liability to the Tenant therefor.

12. LIENS.

(a) The Tenant herein shall not have any authority to create and Tenant agrees that it shall not take any action to permit or create any liens for labor or material on the Landlord's interest in the Premises and all persons contracting with the Tenant for the destruction or removal of any facilities or other improvements or for the erection, installation, alteration, or repair of any facilities or other improvements on or about the Premises, and all contractors, subcontractors, sub-subcontractors, laborers, materialmen, and persons rendering professional services, are hereby charged with notice that they must look only to the Tenant and to the Tenant's interests in the Premises to secure the payment of any bill for work done or material furnished at the request or instruction of Tenant.

(b) Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, sub-subcontractors, laborers, materialmen, and persons rendering professional services, and other items of like character, and will indemnify and hold harmless Landlord against all expenses, costs, and charges, including bond premiums for release of lien and reasonable attorneys' and paraprofessional fees and costs paid or incurred (regardless of whether they have been paid) by Landlord in and about the defense of any suit (both at the trial and appellate levels) to discharge the Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant, whether well or un-founded. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed.

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current for lighting, incidentals and normal office use and water at those points of supply provided for general use of its tenants at all times

(iii) Heat and air conditioning on Monday through Friday from 8:00 A.M. to 6:00 P.M., and on Saturdays from 8:00 A.M. to 1:00 P.M., except on Legal Holidays, at such temperatures and in such amounts are considered by Landlord to be standard or as required by governmental authority. The HVAC air distribution system and control system will remain under the control of Landlord, who will regulate the systems' setting and adjustment. Tenant agrees that Landlord will have complete control over the setting and regulation of all air distribution, vents, and dampers so as to provide comfortable working conditions.

(iv) All Building standard fluorescent and incandescent bulb replacement in the Premises and fluorescent bulb replacement in the Common Areas and Service Areas.

(v) Repair and maintenance of the structural portions of the Building as provided in Paragraph 10(b).

(b) Landlord may (but shall not be obligated) to supply the services described in Paragraph 13(a)(iii) at times other than those specified above upon receipt of a written request from the Tenant at least 24 hours in advance of the time such services are to be provided. If, upon request of Tenant, its officers, agents, or employees, such services are provided to the Premises at times other than specified in Paragraph 13(a)(iii), or of a level in excess of those described above, Tenant shall pay Landlord and in addition with its next payment of Base Rent, the cost of those services provided, based upon Landlord's schedule of rates in effect at the time such services are furnished. Landlord shall not be required to supply the above described services, other than those specified in Paragraphs 13(a)(ii) and (iii), during any period in which Tenant is in default under this Lease.

(c) Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises, including, but without limitation thereto, machines using in excess of 120 volts, which will in any way increase the amount of electricity usually furnished or supplied for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current. If Tenant shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Tenant shall first procure the written consent of Landlord, which Landlord may, at its option refuse, to the use of such excess water or electric current and Landlord may cause a water meter or electrical current meter to be installed in the Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of any such meters and/or installation, maintenance, and repair thereof shall be paid for by the Tenant, and Tenant agrees to pay to Landlord promptly upon demand therefor by Landlord for all such water and/or electric current consumed as shown by said meter(s), at the rates charged for such services by the local public utility furnishing the same, plus an administrative charge of five percent (5%) to defray the additional expense paid or incurred (regardless of whether they have been paid) in keeping account of the water and/or electric current so consumed. If separate meters are not installed, the cost for such excess water and/or electric current will be established by an estimate made by Landlord.

Landlord______

Tenant ______

such happening, no claim for damages or abatement of rent or ...
shall be made by the Tenant or allowed by the Landlord.

14. PARKING.

(a) Tenant shall at all times during the Term of this Lease be entitled to **10** permits ("Uncovered Parking Permits") granting the Tenant the right to park that specific number of automobiles in the uncovered parking lot and second floor of the parking garage ("Uncovered Parking Area") designated by Landlord adjacent to the Building. These Uncovered Parking Permits shall be non-exclusive and not reserved as to any specific uncovered parking space. Landlord will issue to Tenant Uncovered Parking Permits, each of which will authorize parking, in a designated Uncovered Parking Area, of an automobile on which the sticker, card, or tag accompanying the permit is displayed or used, or Landlord will provide a reasonable alternative means of identifying and controlling automobiles authorized to be parked in the Uncovered Parking Area.

(b) Tenant covenants and agrees to pay Landlord during the Term the sum of **$0.00** (plus any applicable taxes) per permit per month for each Uncovered Parking Permit issued by Landlord, as a "Uncovered Parking Permit Fee". The Uncovered Parking Permit Fee is to be payable monthly in advance on the first day of each and every calendar month during the Term, and a pro rata portion of such sum shall be payable for any partial calendar month. The Uncovered Parking Permit Fee shall be adjusted on the same dates as the increases in the Base Rent Rate in Paragraph 3(b), and each such adjustment in the Uncovered Parking Permit Fee shall be to the "standard" Uncovered Parking Permit Fee then in effect. Tenant shall have the right to cancel any or all of its Uncovered Parking Permits herein granted upon thirty (30) days written notice to Landlord.

(c) Landlord may in its absolute discretion make available to Tenant or withdraw from Tenant such "Additional Uncovered Parking Permits" on a month to month basis as Tenant may wish to accept for the then-applicable "as available" Uncovered Parking Permit Fee, provided that nothing in this paragraph shall permit Landlord to reduce the number of Uncovered Parking Permits authorized in Paragraph 14(a). These Additional Uncovered Parking Permits shall be non-exclusive and not reserved as to any specific uncovered parking space.

(d) Tenant shall at all times during the Term of this Lease be entitled to **2** permits ("Covered Parking Permits") granting the Tenant the right to park that specific number of automobiles in the first floor of the parking garage ("Covered Parking Area") designated by Landlord adjacent to the Building. These Covered Parking Permits shall be exclusive and reserved as to a specific covered parking space. Landlord reserves the right, in Landlord's sole discretion, to designate another specific covered parking space. Landlord will issue to Tenant Covered Parking Permits, each of which will authorize parking, in a designated Covered Parking Area, of an automobile on which the sticker, card, or tag accompanying the permit is displayed or used, or Landlord will provide a reasonable alternative means of identifying and controlling automobiles authorized to be parked in the Covered Parking Area.

(e) Tenant covenants and agrees to pay Landlord during the Term the sum of **$60.00** (plus any applicable taxes) per permit per month for each Covered Parking Permit issued by Landlord, as a "Covered Parking Permit Fee". The Covered Parking Permit Fee is to be payable monthly in advance on the first day of each and every calendar month during the Term, and a pro

Landlord ____

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Parking Permits authorized in Paragraph [illegible]. These Additional Covered Parking Permits shall be exclusive and reserved as to a specific covered parking space. Landlord reserves the right, in Landlord's sole discretion, to designate another specific covered parking space.

(g) Landlord makes no representations, warranties or covenants respecting the availability or pricing of visitor parking, and any visitor parking currently or hereafter provided may be reduced or eliminated in Landlord's absolute discretion at any time and from time to time. Tenant's employees will not be permitted to park in the designated visitor Parking Area and Tenant will use all reasonable efforts to enforce this provision. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of automobiles or other vehicles or the contents thereof, while in or about the Covered Parking Area or Uncovered Parking Area.

15. LIMITED SECURITY.

Landlord shall have no responsibility to supply any security guard or security services or systems, whether or not Landlord is supplying security guard or security services or systems at the time of execution of this Lease, and Landlord shall have no responsibility or liability to Tenant or any other person for personal injuries, loss of life, or loss of or damage to property or business arising out of the criminal acts of any third parties regardless of any notice to Landlord of previous criminal acts at or in the vicinity of the Building. However, in the event the Landlord elects at its sole option to provide security guard or security services or systems, including but not limited to the operation of an information or security desk in the lobby of the Building or elsewhere, (i) Landlord may terminate such security guard or security services or systems at any time without any liability to Tenant or to any other person and without any credit to Tenant or reduction in Base Rent or any payable by Tenant to Landlord under this Lease; (ii) the cost of such security guard or security services or systems, if and only incurred, shall be deemed an Operating Expense as defined in Paragraph 5(b); (iii) Landlord shall not be deemed to assume any responsibility or liability whatsoever by the furnishing of such security guard or security services or systems; and (iv) Landlord shall not be liable to Tenant or to any other person for personal injuries, loss of life, or loss of or damage to property or business caused or alleged to have been caused by any supplying, failure to supply, or misfeasance, nonfeasance, or malfeasance of any security guard or security services or systems, including but not limited to negligence by Landlord or its management agent in respect to the hiring or supervision of such security guard or security services or systems, whether Landlord employs an independent contractor to supply such security guard and security services or systems or does so by use of Landlord's own employees or Landlord's management agent's own employees.

16. QUIET POSSESSION.

Upon payment by Tenant of the rent herein provided, and upon the observance and performance of all terms, provisions, covenants, and conditions on Tenant's part to be observed and performed, Tenant may, subject to all of the terms, provisions, covenants, and conditions of this Lease, peaceably and quietly hold and enjoy the Premises and use the Common Areas in common with others for the Term.

Landlord ___

Tenant ___

improvements, equipment, furniture, fixtures and personal property located in the Premises [illegible] that which has been paid for by Landlord, and is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building or if Landlord is taxed for any of them, Tenant shall pay to Landlord its share of such taxes within ten (10) days of receiving an invoice.

19. USE.

(a) Tenant shall use the Premises for general office use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord.

(b) Tenant shall be responsible to procure and to maintain in good standing all county and city occupational and other licenses and permits required in order to operate its business at the Premises, and will, upon Landlord's request, provide copies of same to Landlord.

(c) Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof, or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

20. LANDLORD'S INSURANCE.

If the Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then Tenant shall, within ten (10) days of receiving an invoice, reimburse Landlord for such increase in premiums.

21. SUBROGATION.

As long as their respective insurers so permit, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

22. INDEMNIFY LANDLORD.

(a) In consideration of the Premises being leased to Tenant for the above rent, Tenant agrees that Tenant, at all times, will indemnify and hold harmless Landlord (including its officers, directors, employees and agents) from all losses, damages, liabilities, and expenses that may arise or be claimed against Landlord including reasonable attorneys' and paraprofessional fees and costs incurred or paid by Landlord in defense of claims in respect thereto, and be in favor of any person, for any injuries or damages to the person or property of any person, consequent upon or arising from the use or occupancy of the Premises by Tenant, or consequent upon or arising from

Landlord

Tenant

(b) In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall promptly pay all costs, expenses, and reasonable attorneys' and paraprofessional fees and costs incurred or paid by Landlord in connection with such litigation.

(c) Notwithstanding any contrary provision of this Lease, Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Building (and not to Landlord's other assets) for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord, its partners, employees, agents, beneficial owners, and/or others affiliated or in any way related to Landlord including the officers, directors, shareholders, or employees of any corporate partner. It is understood and agreed that any claims by Tenant on Landlord, which is a partnership, or on any successor to Landlord who becomes the Landlord under this Lease and is a partnership, shall be limited to the partnership's interest in the Building (and not to the partnership's other assets), and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors, shareholders, or employees of any corporate partner.

23. TENANT'S INSURANCE COVERAGE.

(a) Tenant agrees that, at all times during the Term (as well as prior and subsequent thereto if Tenant or any of Tenant's agents should then use or occupy the Premises or any part thereof), it will keep in force, with an insurance company licensed to do business in the State of Florida and acceptable to Landlord:

(1) Commercial general liability insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00);

(2) Employer's liability insurance with limits not less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), and

(3) Tenant's property damage insurance, including improvements and betterments insurance, fire, extended coverage, vandalism and malicious mischief, and sprinkler leakage insurance, with limits of not less than the full replacement value of Tenant's improvements to the Premises (without deductible insofar as liability coverage is concerned and with not more than FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) deductible insofar as property damage is concerned).

Such policies will: (i) include Landlord, its partners, officers, directors, shareholders, employees, agents, or employees of any corporate partner and such other parties as Landlord may reasonably designate as additional insureds, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under Article 22, and (iv) provide that it may not be canceled or changed without at

Landlord ______

Tenant ______

to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid up renewal or new policy to take the place of the one expiring. Such certificates shall name Landlord, its parents, officers, directors, shareholders, employees, agents, or employees of any corporate partner, and such other parties as Landlord may reasonably designate as additional insureds and meet the other requirements of Paragraph 23(a).

(c) Tenant shall provide to Landlord certificates of paid-up insurance satisfactory to Landlord from (i) Tenant's contractor(s) and subcontractor(s) as provided in Article 11 prior to the performing of any alterations, additions, or improvements to the Premises, and (ii) Tenant's mover as provided in the Rules and Regulations respecting moving into and moving out of the Premises as may be adopted by Landlord from time to time, prior to Tenant moving into or moving out of the Premises. All insurance coverage to be provided by Tenant's contractor(s), subcontractor(s), or mover shall be issued by an insurance company licensed to do business in the State of Florida and acceptable to Landlord: commercial general liability insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). Such policies will: (i) include Landlord, its partners, officers, directors, shareholders, employees, agents, or employees of any corporate partner and such other parties as Landlord may reasonably designate as additional insureds, (ii) be considered primary insurance, and (iii) provide that it may not be canceled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder.

24. ASSIGNMENT AND SUBLETTING.

(a) Tenant agrees not to assign, mortgage, hypothecate, pledge, or encumber (together a "transfer") this Lease, or any part thereof, or sublet the Premises, or any part thereof, or permit the Premises, or any part thereof, to be used or occupied by others, intentionally or by operation of law, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Any transfer or sublet, or attempt at same, without Landlord's prior written consent shall be a default hereunder and shall be null, void, and of no force or effect whatsoever. If Tenant is an entity, other than a corporation whose shares are traded on a nationally recognized stock exchange, any change to the structure of such entity or any disposition(s) of any of the interests therein which result in either a change of effective control or a change in more than ten percent (10%) of the beneficial or legal ownership of Tenant, by sale, assignment, operation of law, or otherwise, or any change in the power to vote the interests therein, will be treated as a prohibited assignment of this Lease requiring Tenant to obtain Landlord's prior written consent.

(b) In lieu of consenting or not consenting, Landlord may, at its option, (i) in the case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this Lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease as to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii) of this Paragraph 24(b), Tenant's obligations as to Base Rent and Additional Rent shall be reduced in the same proportion that the Net Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Net Rentable Area of the Premises.

(c) If Landlord consents to an assignment or subletting of the Premises, (i) such assignment or subletting will not relieve Tenant of its obligations or liabilities under this Lease, and

Landlord ___

Tenant ___

of an assignment or sublease, Tenant shall pay to Landlord a fee [illegible]
administrative expenses in processing, reviewing, and evaluating the request. Additionally, all reasonable attorneys' and paraprofessional fees and costs incurred or paid by Landlord in processing and reviewing any request for Landlord's consent to an assignment or sublease shall be paid by Tenant within ten (10) days of receiving an invoice for services rendered by Landlord's attorney.

25. SUCCESSOR AND ASSIGNS.

All terms, provisions, covenants, and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors, and assigns, subject, however, to the restrictions as to the assignment or subletting by Tenant as provided in Article 24. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

26. ESTOPPEL CERTIFICATE.

Tenant agrees that from time to time, upon not less than ten (10) days prior written request by Landlord, Tenant will deliver to Landlord a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease as modified is in full force and effect and stating the modifications); (ii) the dates to which the Base Rent and Additional Rent have been paid, the amount of any Security Deposit, and other relevant Lease terms as may be requested; (iii) that Landlord has complied with all of Landlord's obligations under and/or respecting this Lease and Landlord is not in default of any terms, provisions, covenants, and conditions of this Lease, or, if in default, the nature thereof in detail; (iv) Tenant has not assigned or sublet this Lease, the Premises, or any part thereof; (v) there has been no release of Hazardous Substance (as defined in Article 43) at the Premises, and Tenant does not use, nor has Tenant disposed of, Hazardous Substance in violation of Article 43 of this Lease, and (vi) any other matter that Landlord may be required by any lender, purchaser or lessee of the Building to provide.

27. LANDLORD'S MORTGAGE.

(a) This Lease shall be subject and subordinate to any mortgage now or hereafter encumbering the Premises. Notwithstanding the automatic nature of this subordination, Tenant hereby agrees to execute any instrument or instruments which Landlord may deem necessary or desirable to effect or confirm the subordination of this Lease to any and all such mortgages.

(b) If the Building and/or Premises are at any time subject to a mortgage and Tenant has received written notice from mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's mortgagee and each Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of sixty (60) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's mortgagee with the same effect as if such action had been taken by Landlord.

Landlord ______

Tenant ______

in favor of the Purchaser succeeding to the interest of the Landlord [illegible]
rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility to Tenant thereafter accruing under this Lease or otherwise and Landlord's successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease.

29. FIRE OR CASUALTY.

(a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.

(b) If the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage.

(c) If Landlord does not thus elect to terminate this Lease, Landlord shall, after Landlord receives the proceeds of any applicable insurance, commence and proceed with reasonable diligence to restore the Building and the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and installing Building Standard Improvements as determined by Landlord from time to time in the Premises, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty.

(d) When Landlord has restored the Premises to Landlord's Building Standard Improvements, Tenant shall be obligated to pay for the completion of the balance of the restoration, including the restoration of Tenant's furniture and equipment.

(e) Except for the reconstruction by Landlord to Landlord's Building Standard Improvements, all costs and expenses for reconstruction shall be borne by Tenant.

(f) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the following Paragraph (g), Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy.

(g) If the Premises and/or any portion of the Building should be damaged by fire or other casualty resulting from the fault or negligence of Tenant, its officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, or customers, the rent hereunder shall not be diminished, offset or abated during the repair of such

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Lease or to continue same in effect. If Landlord elects to continue this Lease, the rent shall be reduced in proportion to the area of the Premises so taken and Landlord shall repair any damage to the Premises or Building (including but not limited to the Parking Area) resulting from such taking. If any part of the Premises are taken by condemnation or eminent domain, the Tenant may elect to terminate this Lease or continue same in effect, and if the Tenant elects to continue this Lease, the rent shall be reduced in proportion to the area of the Premises so taken, and Landlord shall repair any damage to the Premises resulting from such taking. If all of the Premises are taken by condemnation or eminent domain, this Lease shall terminate on the date of taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord.

(b) If this Lease should be terminated under any provisions of this Article 30, rent shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum then owed by Tenant to Landlord.

(c) Tenant shall be entitled to claim independently against condemning authority any damages expressly referable to Tenant's business as the same may be permitted by law provided that such claim shall not reduce any award payable to Landlord.

31. ASSIGNMENT OF CHATTELS.

(a) Tenant hereby pledges and assigns to Landlord as security for the payment of any and all rent provided for herein, all of the furniture, fixtures, office equipment, and other goods and chattels of Tenant which shall or may be brought or put on or into the Premises, and Tenant agrees that said lien may be enforced by distress, foreclosure, or otherwise, at the election of the Landlord. Tenant and any guarantor of Tenant's obligations under this Lease hereby expressly waives and renounces for himself and family any and all homestead and exemption rights he may now have or hereafter acquire under or by virtue of the constitution and laws of the State of Florida or of any other state, or of the United States, as against the payment of rent or any other obligation or damage that may accrue under the terms of this Lease. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Article 31 at public or private sale upon five (5) days' notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord's discretion to perfect the security interest hereby created.

(b) Nothing herein shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of any such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

32. DEFAULT.

(a) Events of Default. If (i) Tenant fails to promptly accept, move into, take possession of, and operate its business from the Premises when the Premises are substantially

Landlord ______

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should be adjudicated bankrupt or have an involuntary petition in bankruptcy filed against it or (vi) Tenant becomes insolvent or unable to pay its debts as they become due, or if Tenant notifies Landlord that it anticipates such condition, or Landlord, in good faith determines that such condition will occur; or (vii) a receiver or trustee is appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant; or (viii) Tenant shall permit, allow, or suffer to exist any lien, judgment, writ, assessment, charge, attachment, or execution upon Landlord's or Tenant's interest in this Lease or to the Premises and/or the fixtures, improvements, and furnishings located thereon, then, Tenant shall be in default hereunder.

(b) Tenant's Grace Periods. If (i) Tenant fails to pay Base Rent or Additional Rent on the date due, or (ii) Tenant fails to cure any other default within ten (10) days after notice from Landlord specifying the nature of such default (unless such default is of a nature that it cannot be completely cured within said ten (10) day period and steps have been diligently commenced to cure or remedy it within such ten (10) day period and are thereafter continuously pursued with reasonable diligence and in good faith, in which event such default must be cured within sixty (60) days of Landlord's notice of default), then Landlord shall have such remedies as are provided under this Lease and/or under the laws of the State of Florida.

(c) Repeated Late Payment. Regardless of the number of times of Landlord's prior acceptance of late payments and/or Late Charges, if Landlord notifies Tenant twice in any six month period that Base Rent or any Additional Rent has not been paid when due, any further late payment within such six-month period will constitute a non-curable default hereunder, unless Landlord, in its sole and absolute discretion, grants Tenant an additional right to cure.

33. LANDLORD'S REMEDIES FOR TENANT'S DEFAULT.

(a) Landlord's Options. If Tenant is in default of this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law (i) terminate this Lease and Tenant's right of possession, or (ii) terminate Tenant's right to possession but not this Lease and/or proceed in accordance with any and all provisions of Paragraph 33(b), or any other right otherwise provided by law.

(b) Landlord's Remedies.

(i) Landlord may without further notice re-enter the Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end including service of any so-called "three-day notice"; and/or,

(ii) All Base Rent and all Additional Rent for the balance of the Term will, at the election of Landlord, be accelerated, net of amounts actually collected by Landlord, and shall become immediately due thereupon and be paid, together with all unamortized costs to Landlord of this Lease, including but not limited to improvements by Landlord, real estate commissions, and attorneys' and paraprofessional fees and costs incurred or paid by Landlord in preparation of this Lease, and all expenses of every nature which Landlord may incur as a result of Tenant's default, such as (by way of illustration and not limitation) those for reasonable attorneys'

Landlord____

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liquidated damages any deficiency between the Base Rent and all Additional Rent herein reserved and/or agreed to be paid and the net amount, if any, of the rents collected respecting the Premises for each month of the period which would otherwise have constituted the balance of the Term. In the event that the Base Rent and/or Additional Rent that Landlord collects upon re-leasing of the Premises for the balance of the Term exceeds that which is provided in this Lease, such excess shall be retained by Landlord and Tenant shall receive no credit therefor.

34. ATTORNEYS' FEES.

In the event of any default, or threatened default, of this Lease by Tenant, or the arising of any question, issue, or dispute with Tenant respecting the construction of this Lease, Tenant shall be obligated to pay all of the expenses incurred or paid by Landlord on account of such default, threatened default, or question, issue, or dispute, including reasonable attorneys' and paraprofessional fees, taxable costs, and all other costs and expenses incurred or paid in connection therewith, whether taxable as costs or not, whether suit is brought or not and at both trial and appellate levels. In any civil action, administrative proceeding or bankruptcy proceeding brought to enforce or construe this Lease or concerning the subject matter hereof, the prevailing party shall be entitled to an award of its reasonable attorneys' and paraprofessional fees, taxable costs, and all other costs and expenses incurred or paid in connection therewith whether taxable as costs or not, at both trial and appellate levels.

35. ENTRY BY LANDLORD.

Landlord or its agents reserve and shall at any and all times have the right to enter the Premises, inspect the same, supply cleaning service and any other service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable, without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby (except for incidental periods), and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord and its agents shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes, and files, and Landlord or its agents shall have the right to use any and all means which Landlord or its agents may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord or its agents by any of said means, or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof and Tenant specifically waives any claim for loss or damage arising out of Landlord's entry into the Premises as permitted under this Lease.

Landlord ____

Tenant ____

court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between the Landlord and Tenant.

37. CONTROL OF COMMON AREAS AND PARKING AREA BY LANDLORD.

All Parking Areas, loading areas, driveways, entrances and exits thereto, pedestrian walkways, landscaped areas, stairways, corridors, Common Areas, and other areas and improvements provided by Landlord for the general use, in common, of tenants, their officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify, and enforce reasonable rules and regulations with respect to all facilities, areas, and improvements; to police same; from time to time to change the area, level, location, and arrangements of the Parking Area and other facilities hereinabove referred to; to restrict parking by and enforce the Parking Permit Fee (by operation of meters or otherwise) by tenants, their officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, and customers; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the public areas, Common Areas, or facilities; to discourage non tenant parking; to charge a fee for visitor and/or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole and absolute judgment of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, and customers, provided that nothing herein shall obligate Landlord to take any action which it has the right to take under this Article 37. Landlord will operate and maintain the Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a management agent of the Parking Area and/or Common Areas and other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Parking Area and/or Common Areas and other facilities. Reference in this Article 37 to Parking Area and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such Parking Area and/or facilities unless such rights and/or privileges are expressly set forth in Article 14.

38. SURRENDER OF PREMISES.

(a) Tenant agrees to surrender to the Landlord upon the expiration or sooner termination of this Lease, the Premises in as good condition as the Premises were at the beginning of the Term of this Lease, ordinary wear and tear excepted. Tenant agrees that if Tenant does not so surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, then Tenant will pay to Landlord all damages (including consequential damages including but not limited to loss of any increased rent that a successor tenant was willing to pay but for the inability of Landlord to deliver possession of the Premises upon the expiration or sooner termination of this

Landlord

Tenant

of the Premises, and no agreement to accept a surrender of the Premises [illegible] made in writing and subscribed by a duly authorized officer of Landlord. Tenant acknowledges that Landlord's management agent for the Building does not have authority to accept any surrender of the Premises or termination of this Lease.

39. HOLDING OVER.

(a) Tenant agrees that if Tenant does not surrender the Premises to Landlord upon the expiration or sooner termination of this Lease, then Tenant will pay to Landlord double the amount of the current Base Rent, Operating Expense Adjustment, Additional Rent, and Parking Permit Fee for each Parking Permit held by Tenant for each month or portion thereof that Tenant holds over plus all damages the Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of the Premises, and will indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant(s) of the Premises or any portion of the Premises against Landlord on account of delay of Landlord in delivering possession of the Premises to said succeeding tenant(s) so far as such delay is occasioned by failure of Tenant to so surrender the Premises in accordance herewith or otherwise.

(b) No receipt of money by Landlord from Tenant after expiration or sooner termination of this Lease or the service of any process or other notice of commencement of any civil action or final judgment for possession shall reinstate, continue, or extend the Term of this Lease or affect any such notice, demand, suit or judgment.

40. RELOCATION OF TENANT.

(a) Recognizing that the Building is large and the needs of tenants as to space may vary from time to time, and in order for Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, prior to and/or during the Term, at Landlord's sole expense, to move Tenant from the Premises and relocate Tenant to other comparable space of Landlord's choosing of approximately the same dimensions and size within the Building, which other space will be decorated by Landlord at its expense. Landlord may but shall not be obligated to use decorations and materials from the existing Premises, or other materials, so that the space in which Tenant is relocated will be comparable in its interior design and decoration to the space from which Tenant is removed.

(b) During the relocation period Landlord will use reasonable efforts not to unduly interfere with Tenant's business activities and Landlord agrees to substantially complete the relocation within a reasonable time under all then existing circumstances. Relocation will take place during Normal Building Hours.

(c) This Lease and each of its terms, provisions, covenants, and conditions will remain in full force and effect and be applicable to any such new space and such new space will be deemed to be the Premises demised hereunder; provided, however, that, if the Net Rentable Area of such new space differs from the Net Rentable Area of the Premises, the Net Rentable Area will be changed to reflect the Net Rentable Area of the new space, and Base Rent and Additional Rent will be adjusted accordingly. Upon request Tenant will execute such documents which may be requested to evidence, acknowledge and confirm the relocation (but it will be effective even in the absence of such confirmation).

Landlord ______

Tenant ______

takes place. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord's exercise of the relocation right reserved herein.

(e) Tenant agrees to surrender to the Landlord within five (5) days of written notice from Landlord that the new space is ready for occupancy the Premises in as good condition as the Premises were at the beginning of the Term of this Lease, ordinary wear and tear excepted. In the event that the notice is given for a date on or before which the Landlord has requested a final inspection, a delay or withholding of the final approval or certificate of occupancy, as the case may be, by the local building official, shall result in the postponement of the date Tenant must surrender the Premises until the first day after the issuance of the final approval or the certificate of occupancy, as the case may be, that Landlord permits moving into new space according to the then-applicable Rules, but no additional five-day notice shall be required. Tenant agrees that if Tenant does not so surrender the Premises to Landlord within five (5) days of written notice from Landlord that the new space is ready for occupancy, then Tenant will pay to Landlord all damages (including consequential damages including but not limited to loss of any increased rent that a successor tenant was willing to pay but for the inability of Landlord to deliver possession of the Premises within five (5) days of written notice from Landlord that the new space is ready for occupancy) that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of the Premises, and will indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant of the Premises against Landlord on account of delay of Landlord in delivering possession of the Premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender the Premises in accordance herewith or otherwise. All amounts owed by Tenant under this Paragraph 40(e) shall be paid by Tenant within ten (10) days of receiving an invoice.

41. LIGHT AND VIEW.

If the view from the Premises or the light entering the Premises are interfered with for any reason whatsoever, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

42. RADON GAS.

In compliance with Florida law, Landlord provides the following notification required in all Florida leases: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

43. HAZARDOUS SUBSTANCES.

Tenant shall not use or allow the Premises to be used for the Release (as defined below), storage, use, treatment, disposal, or other handling of any Hazardous Substance (as defined below), without the prior written consent of Landlord, which may be unreasonably withheld. The term "Release" shall have the same meaning as is ascribed to it in the Comprehensive

Landlord ____

Tenant ____

[illegible] managing Hazardous Substances, (3) at its own expense, promptly contain, remove, cure, and remediate any Release of Hazardous Substances arising from or related to Tenant's Hazardous Substance Activity in the Premises, the Building, or the environment, and contain, remove, cure, remediate, and pay for any resultant damage to property, persons, and/or the environment, (4) give prompt written notice to Landlord, and all necessary regulatory authorities, of any Release of any Hazardous Substance in the Premises, the Building, or the environment arising from or related to Tenant's Hazardous Substance Activity, which Release is not made pursuant to and in conformance with the terms of any permit or license duly issued by appropriate governmental authorities, any such notice to include a description of measures taken or proposed to be taken by Tenant to contain, cure, remove, and remediate the Release and any resultant damage to property, persons, or the environment, (5) at Landlord's request, which shall not be more frequent than once per calendar year, retain an independent engineer or other qualified consultant or expert acceptable to Landlord, to conduct, at Tenant's expense, an environmental audit of the Premises and immediate surrounding areas, and the scope of work to be performed by such engineer, consultant, or expert shall be approved in advance by Landlord, and all of the engineer's, consultant's, or expert's work product shall be made available to Landlord, (6) at Landlord's request from time to time, execute affidavits, representations, and the like concerning Tenant's best knowledge and belief, after due inquiry, regarding the presence of Hazardous Substances in the Premises or the Building, (7) reimburse to Landlord, upon demand, the cost of any testing for the purpose of ascertaining if there has been any Release of Hazardous Substances in the Premises, (8) protect, defend, indemnify, and hold Landlord its officers, directors, shareholders, employees, agents, and any other party designated by Landlord harmless from and against any liability, obligation, claim, demand, cost (including reasonable attorneys' and paraprofessional fees and costs paid or incurred (regardless of whether they have been paid) by Landlord through all levels of proceedings) and responsibility of whatsoever kind or nature arising out of, related to, or in connection with Tenant's obligations contemplated in this Article 43 or the breach thereof (regardless of whether any Release of a Hazardous Substance shall have actually occurred), and (9) upon expiration or sooner termination of this Lease, surrender the Premises to Landlord free from the presence and contamination of any Hazardous Substance not present prior to Tenant's occupancy of the Premises.

44. RULES AND REGULATIONS.

Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time for operation, protection, and welfare of the Building, its tenants, visitors, and occupants. The present Rules and Regulations, with which Tenant hereby agrees to comply, entitled "Waterford Centre Rules and Regulations" are attached hereto as Exhibit "A" and incorporated herein by reference. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant providing the same are reasonable and do not deprive Tenant of its rights established under this Lease. Landlord will not be liable to Tenant for violation of or Landlord's failure to enforce any of the Rules and Regulations, or any other act or omission by any other tenant or person.

45. SIGNS.

Landlord shall have the right to install signs on the interior and exterior of the Building and the Premises and/or change the Building's name or street address without prior notice

Landlord ______

Tenant ______

LANDLORD AND TENANT ... OF THE
PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED OF TENANT HEREUNDER.

47. WAIVER.

(a) Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.

(b) No waiver of any term, provision, covenant, or condition of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other or similar term, provision, covenant, or condition of this Lease. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another. Forbearance by Landlord to enforce one or more of the remedies upon an event of default shall not constitute a waiver of such default.

48. DEFAULT UNDER OTHER LEASE.

If the term of any lease, other than this Lease, made by Tenant, for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto, constitute a default hereunder and empower Landlord, at Landlord's option, to terminate this Lease as herein provided in the event of default.

49. SEVERABILITY.

If any term, provision, covenant, or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant, or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

50. TIME.

It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants, and conditions of this Lease. Except as otherwise provided in this Lease, whenever the consent of Tenant or Landlord shall be required hereunder such consent shall not be unreasonably withheld, conditioned, or delayed.

Landlord

Tenant

Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of, or option for the Premises or any other space or premises in, on, or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

53. JOINT OBLIGATION.

If more than one Tenant is a party to this Lease, the obligations hereunder imposed upon Tenants shall be joint and several.

54. AUTHORITY OF PARTIES.

If either party to this Lease is a corporation or other business entity, each individual executing this Lease on behalf of said corporation or other business entity represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said corporation or other business entity, in accordance with a duly adopted resolution of the board of directors (or the equivalent) of said corporation or other business entity or in accordance with the bylaws of said corporation or other business entity, and that this Lease is binding upon said corporation or other business entity in accordance with its terms.

55. NOTICES.

(a) Any notice given Landlord as provided for in this Lease shall be sent to Landlord by certified or registered mail or by a reputable overnight carrier addressed to Landlord at Landlord's Building management office at the address listed below in this Article 55. Any notice to be given Tenant under the terms or provisions of this Lease shall be in writing and shall be sent by certified or registered mail or by hand-delivery to the office of the Tenant in the Premises in the Building. Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.

Landlord's address is: **WATERFORD CENTRE, LTD.**
2600 Douglas Road, Suite 204
Coral Gables, Florida 33134

(b) Notices shall be deemed effective: if sent by certified or registered mail, three (3) days after mailing, or if sent by any other means permitted by this Article 55, upon delivery. Notices of change of address or of the person to receive notices shall only be effective upon delivery. Without limiting the foregoing or any terms, provisions, covenants, and conditions of this Lease, the delivery of a summons and/or complaint filed or which could be filed in a judicial proceeding, either in accordance with the provisions hereof or in accordance with lawful service of process, shall constitute the proper "notice" and service.

56. CONSENTS AND APPROVALS.

If Tenant requests Landlord's consent or approval under this Lease, and if in connection with such requests Landlord deems it necessary to seek the advice of its attorneys, architects, and/or other experts, then Tenant shall pay the reasonable fee of Landlord's attorneys,

Landlord_____

Tenant_____

This Lease shall be governed by the laws of ... without regard to conflict of laws rules

58. BROKERS.

Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease excepting only TRAMMELL CROW SERVICES, INC. who represents the Landlord, and NO OTHER BROKERS _______________ who represents the Tenant and who will be compensated by the Landlord in accordance with a separate agreement. Unless otherwise agreed to by Landlord in writing, Landlord shall not be liable to any broker for any commission respecting any renewal, extension, expansion, relocation, or modification of this Lease. Tenant further warrants that it knows of no other real estate broker or agent, other than those who are named above, who is entitled to a real estate commission in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless against any claims for commission and expenses created by any such claim by any other real estate broker or agent with whom the Tenant may have dealt or communicated, including reasonable attorneys' and paraprofessional fees and costs and expenses, including expenses not otherwise taxable as costs, paid or incurred (regardless of whether they have been paid) by the Landlord in the defense of any such claim, whether well or unfounded, and including any claim by any broker who represented Tenant respecting any previous lease or previous term of this Lease.

59. SURVIVAL.

All provisions for indemnification of Landlord by Tenant provided in this Lease, including but not limited to those provided in Articles 22, 43 and 58, and the provisions of Article 60 shall survive the expiration or sooner termination of this Lease.

60. CONFIDENTIALITY.

Tenant will maintain the confidentiality of this Lease and will not divulge, directly or indirectly, the economic or other provisions of this Lease to any persons, other than Tenant's officers, directors, partners, or shareholders, Tenant's attorneys, accountants, real estate brokers and other professional consultants, any governmental agencies and pursuant to subpoena or other legal process. Tenant agrees that any violation or threatened violation of the provisions of this Article 60 may be enjoined by a court of applicable jurisdiction without notice to Tenant, and further agrees that Tenant shall be liable to Landlord for all damages, including consequential damages, and all of Landlord's reasonable attorneys' and paraprofessional fees, as well as costs and expenses (including expenses not otherwise taxable as costs) respecting any litigation to construe or enforce the provisions of this Article 60.

61. FORM ALTERATIONS.

Typewritten or handwritten changes, or additions inserted herein and initialed by Landlord and Tenant shall supersede and control if they conflict with the printed form of this Lease.

Landlord ______

Tenant ______

This Lease contains the entire agreement between Landlord and Tenant in respect to the subject matter hereof and there are no promises, agreements, conditions, undertakings, warranties, or representations, oral or written, express or implied, between them other than as herein set forth. All prior conversations and writings between the parties hereto and/or their representatives are merged herein and extinguished. Tenant acknowledges that it has not relied on any estimates, representations or statements of opinion or fact by Landlord, its officers, directors, shareholders, employees, or leasing and management agent in entering into this Lease other than as may be expressly provided herein. No change or modification of this Lease or any of the provisions hereof shall be valid or effective unless the same is in writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first written above.

Landlord: **WATERFORD CENTRE, LTD.**, a Florida limited partnership,

WITNESSES AS TO Landlord

By: **Waterford Centre, Inc.**, a Florida corporation, its sole general partner

Print Name

Print Name

By:

Print Name

Title

WITNESSES AS TO Tenant

Tenant: **INTERLINK GLOBAL CORP.**

Print Name

Print Name

By:

Print Name

Title

from 8:00 A.M. to 6:00 P.M., except on Legal Holidays.

(b) Access to the Building at times other than Normal Building Hours, and to the Parking Area at all times is by access card. Landlord will furnish to Tenant access cards as needed by Tenant from time to time upon payment by Tenant of a TWENTY FIVE AND NO/100 DOLLARS ($25.00) security deposit for each access card. Said security deposit will be refunded upon the surrender of any access card in good condition, ordinary wear and tear excepted. In the event that an access card is lost, damaged, or otherwise not returned to Landlord, Tenant shall be required to pay a replacement fee of TEN AND NO/100 DOLLARS ($10.00) for the lost or damaged access card or the said security deposit will be forfeited. The said replacement fee may be adjusted from time to time by Landlord without notice to Tenant. Landlord shall have the right, if permitted by law, to co-mingle the funds representing the said security deposit with other funds belonging to Landlord and shall not be required to pay Tenant any interest on the said security deposit.

(c) At times other than Normal Building Hours, access to the Building, Common Areas, or to the Premises may be refused unless the person seeking access: (i) has an access card to the Building and keys to the Premises, (ii) is granted entry by Tenant by use of the telephone entry system, or (iii) is granted access by Tenant pursuant to Rule 1 (g) below. The Landlord shall in no event be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

(d) At times other than Normal Building Hours, access to the Building shall be limited to the entrance(s) designated and provided by Landlord.

(e) Landlord and its agents reserve the right at all times to exclude or expel from the Building any person who, in the judgment of Landlord or its agents, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

(f) Landlord and its agents reserve the right at all times to exclude loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification of credentials from all persons seeking access to any part of the Building at any time. The Landlord and its agents will endeavor to exercise their best judgment in the execution of such control but shall not be liable for the granting or refusal of such access.

(g) Landlord and its agents are not required to grant access to the Premises to any person who does not posses a key for the Premises including Tenant's officers, directors, shareholders, employees, agents, or servants. Should entry be requested by such person(s) then the Landlord or its management agent must be given verbal consent by one (1) of the two (2) designated people in the Building's emergency contact list. Landlord shall have no liability if it grants access to the Premises to any person authorized by one (1) of the two (2) designated people in the Building's emergency contact list.

(h) In case of invasion, mob, riot, public excitement, or other commotion, the Landlord and its agents reserve the right to prevent access to the Building during the continuance of

Landlord ____

Tenant ____

goods, merchandise or equipment of any without the prior notice to Landlord. Moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate from time to time; currently moves are permitted on Mondays through Fridays from 8:00 A.M. to 4:00 P.M.

(c) Prior to moving into or moving out of the Building, or the moving of furniture, freight, goods, merchandise or equipment, Tenant or Tenant's mover shall obtain and deliver to Landlord a certificate of paid-up insurance satisfactory to Landlord to protect Landlord and its agents against loss, liability, or damage occurring during such move, as provided in Article 25 of the Lease.

(d) The sidewalks, corridors, passages, entrances, exits, elevators, and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from the Premises.

(e) Landlord and its agents shall have the right to control and operate the public portions of the Building, the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

(f) Except in an emergency, no person shall go upon the roof of the Building without the written consent of the Landlord.

(g) No person shall solicit in the Building, Parking Area, or Common Areas, nor shall any person distribute any handbill or other advertising matter onto automobiles or other vehicles parked in the Parking Area.

(h) No sign, placard, picture, advertisement, name, or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord which consent may be unreasonably and arbitrarily withheld. Landlord or its agents shall have the right to remove any such sign, placard, picture, advertisement, name, or notice without notice to and at the expense of Tenant.

(i) Landlord will maintain a directory board on the ground floor lobby of the Building. Tenant will be allocated one strip for each 2,400 square feet of Net Rentable Area of the Premises. All letters and numbers will be in the standard graphics for the Building. Any changes made after the initial directory strip or strips are provided by Landlord will be at Tenant's expense.

(j) Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, or in Tenant's name or tradename, without the written consent of Landlord, except Tenant may use the name of the Building in Tenant's address.

(k) The toilets, urinals, sinks, water fountains, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be paid by Tenant who, or whose officers, directors, shareholders, employees, agents, invitees, servants, licensees, visitors, guests, patrons, or customers shall have caused it.

Landlord ____

Tenant ____

responsible for notifying Landlord of any changes to the emergency contact list.

(n) Neither Tenant nor any of Tenant's personnel or invitees may enter any of the mechanical rooms, janitorial closets, electrical rooms or telephone rooms, without authorization from Landlord.

3. DOORS AND WINDOWS.

(a) Tenant shall keep all entrance doors to public corridors closed at all times, except for normal ingress to and egress from the Premises.

(b) Tenant shall not alter, without the consent of the Landlord, any lock or install any new or additional locks or any bolts on any doors or windows of the Premises or the Building. Any approved alteration to locks or bolts must be to the Building standard, be keyed to the Building's key code system, and be at the Tenant's expense. Landlord and its agents may at all times keep a pass key to the Premises. All keys to the Premises, bathrooms, and mail box shall be returned to Landlord promptly upon termination of the Lease. Tenant shall pay to Landlord the cost of any lost keys.

(c) Landlord will provide and install one (1) sign at Landlord's cost at the entry to the Premises. All letters and numbers will be in the standard graphics for the Building. Any changes made after the initial sign provided by Landlord will be at Tenant's expense.

(d) Tenant shall not place anything (including but not limited to stickers, decals, posters, and signs) or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises; provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows.

(e) The doors to all the bathrooms shall remain locked and closed.

4. PREMISES.

(a) Tenant's personnel shall, before leaving the Premises unattended, close and lock all entrance doors and shut off all utilities; any damage resulting from failure to do so shall be paid by Tenant. Tenant, before the closing of the day and leaving the Premises shall see that all entrance doors are closed and locked, all lights are shut off, and all copy machines, printers, and computer monitors are shut off; any damage resulting from failure to do so shall be paid by Tenant.

(b) Tenant shall not in any way deface the Premises or any part thereof.

(c) Tenant is responsible for removal of boxes and debris accumulated by moving into or out of the Building and for major deliveries.

(d) Tenant is responsible for cleaning services and janitorial supplies such as toilet paper and paper towels in kitchen areas and rest rooms within the Premises (if applicable).

Landlord ____

Tenant ____

not be responsible for loss of or damage to any such safes, filing systems, or other heavy property from any cause and all damage done to the Building or the Premises by moving or maintaining of any such safes, filing systems, or other heavy property shall be repaired at Tenant's expense. Tenant shall reimburse to Landlord any engineering fees paid or incurred by Landlord to verify loading or location of such safes, filing systems, or other heavy property, or to design systems of their support.

(g) Tenants are cautioned in purchasing furniture and equipment that the size is limited to such as can be placed on the elevator and will pass through the doors of the Premises. Large pieces should be made in parts and set up in the Premises. Landlord reserves the right to refuse to allow to be placed in the Building any furniture or equipment of any description which do not comply with the above conditions.

(h) All contractors and/or technicians performing work for Tenant within the Premises shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, computer equipment, electrical devices, and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment, or any other physical feature of the Building, Premises, or Parking Area. Landlord reserves the right to designate the time when such work may be performed. None of this work shall be done by Tenant without Landlord's prior written approval. Reference should be made to Article 11 of the Lease respecting additional requirements including insurance.

(i) Landlord will direct electricians as to where and how telephone, computers, CATV, or other wires or cables are to be introduced. No boring or cutting for wires will be allowed without the consent of the Landlord. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord. No wires of any kind or type (including, but not limited to, television or radio antennas) shall be attached to the outside of the Building.

(j) Tenant shall not, without Landlord's written consent, install or operate at the Premises any large business machines or equipment not customarily used in general business offices or that use electricity in excess of 120 volts, or carry on any mechanical business at the Premises. Tenant shall not operate any device which may emanate electrical waves that will impair radio or television broadcasting or reception from or in the Building, or interfere with any other equipment operated by other tenants in the Building.

(k) Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or other inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

(l) Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord, its agents, or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any mammal or bird be brought in or about the Premises of the Building.

(m) No cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, washing clothes, lodging, or any improper,

Landlord ____

Tenant ____

(p) Tenant is responsible for the proper maintenance of plants within the Premises and shall see that any Tenant's plants are properly treated to prevent or eliminate insects mildew, fungus, and diseases.

(q) Landlord shall provide to Tenant a Fire Emergency Plan booklet and Fire Evacuation Plan stating procedures for the safety of the Tenant and other occupants of the Building. Tenant shall post the Fire Evacuation Plan in a central location at the Premises so that the Tenant, its officers, agents, servants, and employees may review the Fire Evacuation Plan. Landlord shall have no liability for the contents or effectiveness of the Fire Emergency Plan booklet and the Fire Evacuation Plan.

(r) Upon Landlord's request, Tenant shall be responsible for the removal of all telephone, computer, CATV, and other wiring and cabling installed by the Tenant, prior to moving out of the Premises.

(s) Landlord will endeavor to maintain the HVAC system within the guidelines of the State of Florida, Department of Energy, Energy Efficiency Code which states indoor design temperatures used for thermal comfort is no greater than 72° Fahrenheit for heating and 78° Fahrenheit for cooling.

5. **PARKING AREA.**

(a) Washing, waxing, and performing maintenance or repairs on vehicles in the Parking Area is prohibited.

(b) The speed limit in the Parking Area is five (5) miles per hour.

(c) Double parking in the Parking Area is prohibited.

(d) Overnight parking in the Parking Area is prohibited.

(e) Landlord has the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or otherwise violating parking rules at the expense of the offending Tenant and/or owner of the vehicle, including storage costs, and Landlord shall have no liability to Tenant and/or the owner of the towed vehicle for same.

(f) Tenant is advised as to the height restrictions of the parking garage and any damage to a vehicle shall be at the expense of the owner of the vehicle.

Landlord ____

Tenant ____

change in your policy.

The name and address of the Landlord are:

WATERFORD CENTRE, LTD.
3600 Douglas Road, Suite 204
Coral Gables, Florida 33134

The following is a copy of Article 23 of your Lease, restated for your convenience:

(a) Tenant agrees that, at all times during the Term (as well as prior and subsequent thereto if Tenant or any of Tenant's agents should then use or occupy the Premises or any part thereof), it will keep in force, with an insurance company licensed to do business in the State of Florida and acceptable to Landlord:

(1) Commercial general liability insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00);

(2) Employer's liability insurance with limits not less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00); and

(3) Tenant's property damage insurance, including improvements and betterments insurance, fire, extended coverage, vandalism and malicious mischief and sprinkler leakage insurance, with limits of not less than the full replacement value of Tenant's improvements to the Premises (without deductible insofar as liability coverage is concerned and with not more than FIVE THOUSAND AND NO/100 DOLLARS ($5,000.00) deductible insofar as property damage is concerned).

Such policies will: (i) include Landlord, its partners, officers, directors, shareholders, employees, agents, or employees of any corporate partner, and such other parties as Landlord may reasonably designate as additional insureds, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under Article 22, and (iv) provide that it may not be canceled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder.

(4) Tenant will also maintain throughout the Term workers' compensation insurance with not less than the minimum statutory limits of coverage.

(b) The insurance to be provided by Tenant will be for a period of not less than one year. At least fifteen (15) days prior to the Lease Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least fifteen (15) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will

Landlord_____

Tenant_____

moving out of the Premises. All insurance coverage to be provided by Tenant's contractor(s), subcontractor(s), or mover shall be issued by an insurance company licensed to do business in the State of Florida and acceptable to Landlord, commercial general liability insurance in the amount of not less than ONE MILLION AND NO/100 DOLLARS ($1,000,000.00). Such policies will: (i) include Landlord, its partners, officers, directors, shareholders, employees, agents, or employees [illegible] any corporate partner and such other parties as Landlord may reasonably designate as additional insureds, (ii) be considered primary insurance, and (iii) provide that it may not be canceled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder.

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This Floor Plan is used solely for the purpose of identifying the approximate location and size of the Premises.

Landlord

Tenant

[illegible]

In the event Tenant requests any Landlord's Work, then Tenant shall pay to Landlord, within ten (10) days of receiving an invoice, the cost of said work, plus a five percent (5%) construction management fee on such additional costs. All Landlord's Work is subject to Landlord's approval and shall be performed using Building Standard Improvements (as described in Exhibit "E" of the Lease) and specifications with colors to be chosen by Tenant.

Landlord ____

Tenant ____

Demising Walls: [illegible]
studs at 16" on center, full height to the underside of slab above, with one (1) layer of 5/8" type X gypsum wall board on each side and with R-11 batt insulation in the wall cavity, taped and spackled to a paint ready finish. Demising walls are approximately 11' high. Fifty percent (50%) of partition cost to be allocated to adjacent tenant.

Interior Walls: Consisting of 3 5/8" 25 gauge metal studs at 24" on center to underside of ceiling, with one (1) layer of 5/8" gypsum wall board on each side, taped and spackled to a paint ready finish. Use plastic ceiling trim (Vinyl Corp U-58) at wall/ceiling juncture. An allowance of 100 linear feet per 1,000 rentable square feet is applicable.

DOORS, FRAMES & HARDWARE

Double Door Entry/Exit: Door assembly shall be (2) 3'0 x 8'0 x 1-3/4" particle board core, plain sliced natural birch veneer stained to match building standard, set in a knock down metal door frame painted to match building standard on the exterior and Tenant selection on the interior.

Single Door Entry/Exit: Door assembly shall be 3'0 x 8'0 x 1-3/4" particle board core, plain sliced natural birch veneer stained to match building standard, set in a knock down metal door frame painted to match building standard on the exterior and Tenant selection on the interior.

Interior Doors: (New construction throughout Premises) 3'0 x 8'0 x 1-3/4" solid score, plain sliced natural birch veneer stained to match building standard as per Tenant's partition plan, set in a knock down metal door frame painted as per Tenant selection. (Premises with existing interior doors) 3'0 x 8'0 x 1-3/4" solid core paint grade door painted as per Tenant selection.

Double Entry/Exit Door Hardware: Each door to receive the following: 1) Sargent Mortise Lock #8215 US 26 (Chrome finish, office entry function) 2 ¾" backset. Key to building standards, grand master, floor master, sub-master, Schlage cylinder. Contact Brad - A Abaca Locksmith 305-213-0543
(2) Pair 4 ½" x 4½ ball bearing hinges per door (Chrome finish.
(1) Norton's multi-slide door closer 8301/BF/8501 BF
(1) dome floor stop (Chrome finish)
(1) metal wood veneer wrapped astragal stained to match door

Single Entry/Exit Door Hardware: Each door to receive the following: 1) Sargent Mortise Lock #8205 US 26 (Chrome finish, office entry function) 2 ¾" backset. Key to building standards, grand master, floor master, sub-master, Schlage cylinder. Contact Brad - A Abaca Locksmith 305-213-0543.
(2) Pair 4 ½" x 4½" ball bearing hinges per door (Chrome finish)
(1) Norton's multi slide door closer 830/BF/8501 BF
(1) dome floor stop (Chrome finish)

Landlord ______

Tenant ______

Cirrus#5841 wa[illegible]
monolithically

Painting: Standard wall finish two (2) coats of Benjamin Moore flat latex paint in Tenant's choice of single color from building standard color options. Paint shall be provided for each lineal foot of building standard partition.

Floor Covering: 30 ounce cut pile carpet (Carnegie Preview) or 26 ounce loop pile carpet (Carnegie Illustrator) and/ or Vinyl Composition Tile (Armstrong Excelon) in Tenant's choice of single color from building standard color options. Carpet and Vinyl Composition Tile shall be installed in a strippable direct glue down application.

Wall Base: 4" vinyl cove base (Mercer) in Tenant's choice of single color from building standard color options. The base shall be provided on both sides of each lineal foot of building standard partition.

Window Coverings: 1" metal mini blinds for each exterior window: Caco Catalina 6 mini-blinds #983 Grey Haze

ELECTRICAL, LIGHTING & LIFE SAFETY

Watts: No more than four (4) watts per rentable square foot for power and no more than two (2) watts per rentable square foot for lighting.

Switching: Commercial single-throw toggle switches at the rate of one (1) switch per room or one (1) per 300 square feet of rentable area which ever is less (Ivory trim).

Electric Outlets: Duplex wall outlets in building standard partitions at the rate of two (2) duplex outlets per office or one (1) per 75 rentable square feet which ever is less (Ivory trim)

Telephone/Data: Empty 3/4" E.M.T conduit to 6" above the acoustical ceiling at the rate of one (1) telephone/data outlet per office or one (1) per 150 rentable square feet (Ivory trim). One 2" EMT raceway to be provided from building telephone closet to Tenant telephone closet.

Fire Sprinklers: Tenant Premises to use recessed fire sprinkler heads (Phantom Star Phantom 1) at the rate required by code. Common areas to use recessed fire sprinkler heads (Phantom-Star Phantom 1)

Lighting: Segeo daybrite 3 lamp 2' x 4' 18 cell paralouver fluorescent light fixtures. Light fixtures to be provided at the rate of one (1) fixture per 75 rentable square feet. Provide battery back up model for egress lighting as required. Bulbs to be cool white.

Exit Lights: Exit Sign Model# STDEX5CIRML3 8501 BE/ 8501 BI with battery back up at a rate of 5 per Tenant space or as required by code

Landlord [illegible]

Tenant [illegible]

Fire Extinguisher: One (1) mounted 5lb. ABC type extinguisher per 3,000 usable square feet.

HEATING, VENTILATION & AIR CONDITIONING (HVAC)

HVAC Air Supply: Metal*Aire series 7000 (24 x 24 perforated face) ceiling diffusers. All aluminum construction with opposed blade damper.

HVAC Return Air: Metal*Aire series 7000 R (perforated face) ceiling grille. All aluminum construction.

Controls: Alerton program serviced by ESSI. Contractor to contact Steve 561-955-9006 or other vendor approved by Landlord.

Thermostats: Alerton Part# LS 6000.

VAV Box: King Flow Model#SDC-5

Ducts: High pressure ductwork upstream of VAV box shall be galvanized steel ductwork. Low pressure ductwork downstream of VAV box shall be 1" fiberglass duct board. Flexible ductwork to be used from rigid duct board to air supply diffuser.

Test & Balance: Independent test and balance to be performed by Dade Test & Balance or other vendor approved by Landlord.

Landlord ____

Tenant ____